UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

As previously announced, on August 8, 2024, GSE Systems, Inc. (the “Company” or “GSE”) entered into an Agreement and Plan of Merger, dated August 8, 2024, with Nuclear Engineering Holdings LLC, a Delaware limited liability company (“Parent”), and Gamma Nuclear Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub”), as amended by that certain First Amendment to Agreement and Plan of Merger, dated October 20, 2024 (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company with the Company continuing as a wholly owned subsidiary of Parent (the “Merger”).

Following a prior adjournment, the Company held a special meeting of its stockholders on October 29, 2024, at 9:00 a.m. Eastern Time (the “Special Meeting”). At the Special Meeting, holders of the Company’s common stock, par value $0.01 per share (“Common Stock”) voted on three proposals related to the Merger, each of which is described in further detail in the Company’s definitive proxy statement filed September 16, 2024 (as supplemented). As of the close of business on September 16, 2024, the record date for the Special Meeting, there were 3,471,677 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock was entitled to one vote with respect to each proposal at the Special Meeting. A total of 2,352,000 shares of Common Stock were voted virtually or by proxy, representing 67.74% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s holders of Common Stock were asked to consider and vote on the following matters:

•	a proposal to approve and adopt the Merger Agreement and approve the Merger (the “Merger Proposal”)
•
a proposal to approve, by non-binding, advisory vote, the compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”)

•
a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”)

The Company’s stockholders approved the Merger Proposal and the Compensation Proposal. Because the Merger Proposal was approved, the Adjournment Proposal was not necessary. The final voting results for each proposal are set forth below.

Proposal 1 – Merger Proposal

Votes For	Votes Against	Abstentions
2,236,903	113,149	1,948

Proposal 2 – Compensation Proposal

Votes For	Votes Against	Abstentions
2,124,026	189,769	38,205

Proposal 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
2,212,293	136,223	3,484

No other business properly became before the Special Meeting.

Item 8.01.	Other Events.

On October 29, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated October 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer

October 29, 2024